DELCATH SYSTEMS, INC.

                                       AND

                           ROAN/MEYERS ASSOCIATES, LP






                       UNDERWRITER'S UNIT OPTION AGREEMENT







                          Dated as of __________, 2003




















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






         UNDERWRITER'S UNIT WARRANT AGREEMENT dated as of ________, 2003 between DELCATH SYSTEMS, INC., a Delaware corporation (the "Company") and ROAN/MEYERS ASSOCIATES, LP, a New York limited partnership (hereinafter referred to as the "Representative").

                              W I T N E S S E T H :
                              -------------------

         WHEREAS, pursuant to the terms of an Underwriting Agreement dated as of _______, 2003 (the "Underwriting Agreement") between the Representative as representative of the underwriters names on Schedule I therein (the "Underwriters"), the Underwriters have severally agreed to purchase, in a public offering under the Securities Act of 1933, as amended (the "Act") on a "firm commitment" basis (the "Public Offering"), _________ units (the "Public Units") at a public offering price of $___ per Public Unit, each Public Unit consisting of five (5) shares of the Company's common stock, par value $.01 per share (the "Common Stock") ( each share of Common Stock constituting part of a Public Unit, referred to as the "Public Shares"), and five (5) Redeemable Common Stock Purchase Warrants each to purchase one (1) share of Common Stock ("Public Warrant"); and

         WHEREAS, as additional consideration to the Representative for its services pursuant to the Underwriting Agreement, the Company has agreed to issue to the Representative a warrant ("Representative's Unit Warrant) to purchase up to an aggregate of ________ Units (the "Representative's Units") with an exercise price equal to $_______ [165% of the Public Unit offering price], each consisting of five shares of Common Stock ("Representative's Shares") and five warrants, each to purchase one share of Common Stock ("Representative's Warrants"), having the same terms as the Public Warrants except that the exercise price of the Representative's Warrants shall be exercisable at $________ [165% of the public offering price of the Public Warrants]; and

         NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate of ______ Dollars ($____)[$.001 per Representative Unit], the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         l. GRANT. The Holder is hereby granted the right to purchase, at any time from ______, 2004 [one year from the Effective Date] until 5:00 P.M., New York time, on ____, 2008 [ five



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years from the Effective Date], up to an aggregate of _________ Representative's
Units at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of 165% of the public offering price of the Public Units).

         2. REPRESENTATIVE'S UNIT WARRANT CERTIFICATES. The Representative's warrant certificates (the "Representative's Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. EXERCISE OF REPRESENTATIVE'S REPRESENTATIVE'S WARRANTS. The Representative's Unit Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per Representative's Unit, as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender at the Company's principal offices (presently located at 1100 Summer Street, Stamford, CT 06905), of an Representative's Unit Warrant with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the number of Representative's Units purchased, the registered holder of an Representative's Unit Warrant ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Represetnative's Units so purchased. The shares of Common Stock and the Representative's Warrants comprising the Representative's Units shall consist of the same shares of Common Stock and Public Warrants as being sold to the public in the Public Offering, shall contain the same terms and conditions and rights; provided, however, the Representantive's Warrant obtained upon exercise of the Representative's Unit Warrant shall have an exercise price of 165% of the Public Warrants. The purchase rights represented by each Representative's Unit Warrant are exercisable at the option of the Holder thereof, in whole or in part. In the case of the purchase of less than all the Representative's Units purchasable under any Representative's Unit Warrant, the Company shall cancel the Representative's Unit Warrant upon the surrender thereof and shall execute and deliver a new Representative's Unit Warrant of like tenor for the balance of the Representative's Units purchasable thereunder.

         4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Representative's Unit Warrant, the issuance of certificates for the Representative's Warrants and Representative's Shares or other securities, properties or rights underlying such Representative's Unit Warrant, shall be made (and in any event within five
(5) business days thereafter) without charge to the Holder thereof



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including,  without  limitation,  any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Representative and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Representative's Unit Warrants and the certificates representing the Representative's Warrants and Representative's Shares issuable upon exercise of the Representative's Unit Purchase Warrant shall be executed on behalf of the Company in the same manner as the certificates for the Public Shares and Public Warrants. The Representative's Unit Warrants shall be dated the date of the execution by the Company upon initial issuance, division, exchange, substitution or transfer. The certificates representing the Representative's Shares and Representative's Warrants issuable upon exercise of the Representative's Unit Warrants shall be identical in form and substance to the Public Shares and Public Warrants, including the terms of redemption for the Warrants sold to the public; provided, however, the exercise price of the Representative's Warrants shall be $______ [165% of the exercise price of the Public Warrants].

         5. RESTRICTION ON TRANSFER OF REPRESENTATIVE'S UNIT WARRANT. The Holder of a Representative's Unit Warrant, by its acceptance thereof, covenants and agrees that the Representative's Unit Warrant is being acquired as an investment and not with a view to the distribution thereof; and that the Representative's Unit Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the effective date of the Public Offering except to officers or partners (not directors) of the Representative and members of the selling group in the Public Offering and/or their officers or partners as required in compliance with NASD Rule 2710(c)(7)(A).

         6. EXERCISE PRICE.

         6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Representative's Unit Warrant shall be $___ [165% of the Public Unit offering price] per
Representative's Unit. The exercise price of the Representative's Warrant and the number of Representative's Shares to be received upon exercise



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



of the Representative's Unit Warrant shall be subject to adjustment as provided in Section 8 hereof.

         7.   REGISTRATION RIGHTS.

         7.1  DEMAND REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         At any time commencing after _________, 2004 [one (1) year from the Effective Date] through and including ___________, 2008 [five (5) years from the Effective Date], the Holders of the Representative's Unit Purchase Warrant, Representative's Shares and Representative's Shares, representing a "Majority" of the shares of Common Stock issuable upon the exercise of the Units (assuming the exercise of all of the Representative's Unit Warrant) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Representative's Shares and Representative's Warrants during a period equal to the longer of: (i) nine (9) months or (ii) the unexpired term of the Representative's Warrants by such Holders and any other Holders of the Representative's Unit Warrant who shall notify the Company within ten (10) days after receiving notice from the Company of such request.

         7.2 PIGGYBACK REGISTRATION. If, at any time commencing after ______, 2004 [one year from the Effective Date], through and including ________, 2008 [five (5) years from the Effective Date], the Company proposes to register any of its securities under the Act (other than in connection with a merger or similar transaction with a filing on a Form S-4 or pursuant to Form S-8 or similar form) it will give written notice by registered or certified mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Representative's Unit Warrant, Representative's Units, Representative's Warrants or Representative's Shares underlying the Representative's Units, of its intention to do so. If any of the Representatives or other Holders of the Representative's Unit Warrant, Representative's Units, Representative's Warrants or Representative's Shares underlying the Representative's Unit Warrant, notify the Company within twenty
(20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of the Representative and such Holders of the



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Representative's Unit Warrant,  Representative's Units, Representative's Warrant
or Representative's Shares, the opportunity to have any of such securities registered under such registration statement.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the Effective Date thereof.

         7.3. NOTICE TO BE DELIVERED. The Company covenants and agrees to give written notice of any registration request under Section 7.1 by any Holder or Holders to all other registered Holders of the Representative's Unit Warrant, Representative's Units, Representative's Warrants and Representative's Shares within ten (10) days from the date of the receipt of any such registration request.

         7.4  COVENANTS  OF  THE  COMPANY  WITH  RESPECT  TO  REGISTRATION.   In
connection with any registration under Section 7.1 or 7.2 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor in accordance with Section 7.1, shall use its best efforts to have any registration statement declared effective at the earliest practicable time, and shall furnish each Holder desiring to sell the Representative's Shares and Representative's Warrants and the shares underlying the Representative's Warrants such number of prospectuses as shall reasonably be requested. Notwithstanding the foregoing sentence, the Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 7.4(a) if (i) the Company is under contract or other binding legal obligation for a material acquisition, reorganization or divestiture, or (ii) the Company is publically committed to a self-tender or exchange offer and the filing of a registration statement would cause a violation of Rule 10b-6 under the Securities Exchange Act of 1934. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this Section 7.4(a) upon the earlier of (i) the consummation or termination, as applicable, of the event requiring such postponement or (ii) 90 days after the receipt of the initial demand for such registration.

         (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all



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registration statements filed pursuant to Sections 7.1 and 7.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses. The Holder(s) whose securities are included in any regsitraion statement filed by the Company will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section
7.1 or 7.2. If the Company shall fail to comply with the provisions of Section 7.4, the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all actual damages (which may include damages due to a loss of profit).

         (c) The Company will take all necessary action which may be required in qualifying or registering the Representative's Warrants, Representative's Shares and underlying shares of Common Stock included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) The Company shall indemnify the Holder(s) of the Representative's Unit Warrant, Representative's Warrants and Representative's Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 7 of the Underwriting Agreement.

         (e) The Holder(s) of the Representative's Unit Warrant, Representative's Units, Representative's Shares and Representative's Warrants and shares of Common Stock underlying the Representative's Warrant to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their



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successors or assigns, for specific inclusion in such registration  statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

         (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Representative's Unit Warrant or the Representative's Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (g) The Company shall as soon as practicable after the Effective Date of the registration statement filed pursuant to this Section 7, and in any event within 15 months thereafter, have made "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the Effective Date of such registration statement.

         (h) In connection with a demand registration pursuant to Section 7.1, the Company shall enter into an underwriting agreement with the managing Representative(s) selected for such underwriting, if any, by Holders holding a Majority of the Representative's Unit Warrants, Representative's Units, Representative's Shares and Representative's Warrants requested to be included in such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, each Holder and such managing Representatives, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing Representative(s).

         The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Representative's Shares and Representative's
Warrants and shares of Common Stock Shares underlying the Representative's Warrants and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such Representative(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the Representative(s) except as they may relate to such Holders, their intended methods of distribution, and except for matters related to disclosures with respect to such Holders, contained or required to be contained, in such registration statement under the Act and the rules and regulations thereunder.

         (i) For purposes of this Agreement, the term "Majority" in reference to the Holders of Representative's Warrants and Representative's Shares and shares underlying the



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Representative's  Warrants,  shall mean in excess of fifty  percent (50%) of the then outstanding Warrants and Representative's Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their families, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to Rule 144 under the Act or a registration statement filed with the Commission under the Act.

         8.  ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

         8.1 ADJUSTMENTS TO REPRESENTATIVE'S WARRANTS. The Exercise Price of the Representative's Warrants and number of securities issuable with respect to the Representative's Warrants shall be adjusted on the same terms and conditions, and at the same time, as any adjustments in the Exercise Price and number of shares issuable with respect to the Public Warrants required by the terms of the Public Warrants.

         8.2 ADJUSTMENT TO NUMBER OF REPRESENTATIVE'S SHARES. The number of Representative's Shares to be received upon exercise of the Representative's Unit Warrants shall be subject to adjustment as follows:

         (a) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the effective time of such increase by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of each Representative's Unit Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the effective time of such decrease by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Representative's Unit Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

         (b) In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of each



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



Representative's Unit Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the Holder of such Representative's Unit Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Agreement and the date of exercise of such Representative's Unit Warrant.

         (c) Subject to the provisions of this Section 8, in case the Company shall, at any time prior to the exercise of the Warrants, make any distribution of its assets to holders its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Exercise Price per Warrant, in addition to each share of Common Stock, the amount of such distribution or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had such holder been the holder of record of the Common Stock receivable upon exercise of its Warrant on the record date for the determination of those entitled to such distribution.

         (d) In case of the dissolution, liquidation or winding up of the Company, all rights under this Representative's Unit Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Representative's Unit Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

         (e) In case the Company shall, at any time prior to the expiration of the Representative's Unit Warrants and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the registered holders of the Representative's Unit Warrants not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed with respect to such offer of subscription and the right of the holders of the Representative's Unit Warrants to participate in such offer of subscription shall terminate if the Representative's Unit Warrant shall not be exercised on or before the date of such closing of the books or such record date.

         (f) Any adjustment pursuant to the aforesaid provisions of this Section 8 shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire upon the exercise of the Representative's Unit Warrant immediately prior to the event giving rise to such adjustment.

         9. EXCHANGE AND REPLACEMENT OF REPRESENTATIVE'S UNIT WARRANTS. Each Representative's Unit Warrant is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Representative's Unit Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Representative's shares and Representative's Warrants as provided in the original Representative's Unit Warrant in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representative's Unit Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative's Unit Warrant, if mutilated, the Company will make and deliver a new Representative's Unit Warrant of like tenor, in lieu thereof.

         10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Representative's Shares upon the exercise of the Representative's Unit Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Representative's Unit Warrant and Representative's Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the



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



Representative's Unit Warrant and/or the Representative's Warants and payment of the Exercise Price therefor, all Representative's Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Representative's Unit Warrant and/or Representative's Warrants shall be outstanding, the Company shall use its best efforts to cause all Representative's Shares and Representative's Shares issuable upon the exercise of the Representative's Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted on the Nasdaq Stock Market.

         12. NOTICES TO REPRESENTATIVE'S UNIT WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representative's Unit Warrant or Representative's Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of such events the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, distribution or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. NOTICES

         All notices requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Representative's Unit Warrant, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. SUPPLEMENTS AND AMENDMENTS. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any holders of Representative's Unit Warrants (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Representative's Unit Warrants.

         15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. TERMINATION. This Agreement shall terminate at the close of business on _________, 2008. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on ____, 2011.

         17. GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) This Agreement and each Representative's Unit Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such State without giving effect to the rules of said State governing the conflicts of laws.

         (b) The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address determined in accordance withSection 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and, except as provided in Section 14 hereof, may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. Any terms not otherwise defined herein shall have the meaning ascribed to such term in the Underwriting Agreement.

         19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Representative's Unit Warrants or Representative's Shares or the Representative's Warrants any legal or equitable right, remedy or claim under this Agreement;

and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder(s) of the Representative's Unit Warrants or Representative's Shares or Representative's Warrants.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.



       Remainder of page intentionally left blank. Signature page follows.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]                                    DELCATH SYSTEMS, INC.



                                          By:__________________________________
                                             Name:
                                             Title:

Attest:



Secretary




                                          Agreed and accepted as of the date
                                          first above written

                                          ROAN/MEYERS ASSOCIATES, L.P.,
                                           as Representative of the Underwriters
                                          By: MEYERS/JANSSEN SECURITIES CORP.,
                                           General Partner


                                          By:__________________________________
                                             Name: Bruce Meyers
                                             Title: President

                                    EXHIBIT A

               [FORM OF REPRESENTATIVE'S UNIT WARRANT CERTIFICATE]

THE REPRESENTATIVE'S UNIT WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE  TRANSFER  OR  EXCHANGE  OF  THE  REPRESENTATIVE'S   UNIT  PURCHASE  WARRANT
REPRESENTED  BY  THIS   CERTIFICATE   IS  RESTRICTED  IN  ACCORDANCE   WITH  THE
REPRESENTATIVE'S WARRANT AGREEMENT FOR UNITS REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                      5:00 P.M., NEW YORK TIME, ____, 2008

No.  DS-UW-1               _______ Representative's Unit Warrant

                          Representative's Unit Warrant

         This Representative's Unit Warrant certifies that ROAN/MEYERS ASSOCIATES, L.P., or registered assigns, is the registered holder of ________ Representative's Unit Purchase Warrants to purchase initially, at any time from ______, 2003 until 5:00 p.m. New York time on _______, 2008 ("Expiration Date"), up to ______ Representative's Units (the "Units") of Delcath Systems, Inc., a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ [165% of the public offering price of the Units] upon surrender of this Representative's Unit Warrant and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Unit Warrant Agreementdated as of ______, 2002 between the Company and Roan/Meyers Associates, L.P. (the "Representative's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Representative's Unit Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Representative's Unit Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Representative's Unit Warrant evidenced by this Representative's Unit Purchase Warrant Certificate are part of a duly authorized issue of Units pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Representative's Unit Warrant.

         The Representative's Warrant Agreement provides that upon the occurrence of certain events the exercise prices and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Representative's Unit Warrant Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Representative's Unit Warrant; provided, however, that the failure of the Company to issue such new Representative's Unit Warrants shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Representative's Warrant Agreement.

         Upon due presentment for registration of transfer of this Representative's Unit Warrant at an office or agency of the Company, a new Representative's Unit Warrant or Representative's Unit Warrants of like tenor and evidencing in the aggregate a like number of Representative's Unit Warrants shall be issued to the transferee(s) in exchange for this Representative's Unit Warrant, subject to the limitations provided herein and in the Representative's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Representative's Unit Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Representative's Unit Warrant Certificate representing such number of unexercised Representative's Unit Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Representative's Unit Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Representative's Unit Purchase Warrant which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Representative's Unit Warrant to be duly executed under its corporate seal.

Dated as of _____, 2003



                                          DELCATH SYSTEMS, INC.



[SEAL]                                    By:__________________________________
                                             Name:
                                             Title:

Attest:



Secretary

                         [FORM OF ELECTION TO PURCHASE]



         The undersigned hereby irrevocably elects to exercise the right, represented by this Representative's Unit Warrant, to purchase ______ Units and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Delcath Systems, Inc. in the amount of $_____, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _________________ whose address is _________________________ and that
such   Certificate   be  delivered  to   _________________   whose   address  is
_________________________.


Dated:

                                   Signature __________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Representative's Unit Purchase Warrant.)




                                   Insert Social Security or Other
                                   Identifying Number of Holder)